EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements, File Numbers 33-47479, 33-97710, 333-10681, 333-87908, 33-97710, 333-18347, 333-55821, 333-57261, 333-70391 and 333-33390.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 25, 2002